Exhibit 10.25
EMPLOYMENT AGREEMENT
     This Employment Agreement (“Agreement”) is entered into on this 20th day of December 2005 (“Effective Date”) by Daniel Hopkins (“Mr. Hopkins”) and SunCom Wireless Management Company, Inc. (“SunCom”) on behalf of itself and each of its respective affiliates as set forth in Exhibit “A” (collectively, the “SunCom Affiliates”). As used herein, “SunCom Companies” shall mean SunCom and the SunCom Affiliates collectively.
RECITALS
     WHEREAS, SunCom is engaged in the business of providing wireless telecommunication services in the southeastern United States and the Commonwealth of Puerto Rico (the “Business”);
     WHEREAS, from July 13, 1998 through the Effective Date, Mr. Hopkins had been employed by SunCom on an “at-will” basis;
     WHEREAS, SunCom and Mr. Hopkins have agreed to enter into this Agreement to set forth the terms and conditions of Mr. Hopkins’ continued employment with SunCom from and after the Effective Date;
     WHEREAS, the parties agree it is in their best interests to set forth the terms and conditions of Mr. Hopkins’ continued employment and the potential bonuses and benefits offered to him in exchange for his continued employment.
     NOW THEREFORE, in exchange for mutual consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
     1. Term. The term of this Agreement shall commence on the Effective Date and continue for a period of one (1) year (“Term”) unless earlier terminated in accordance with the terms of this Agreement. The term will extend automatically for successive one-year periods commencing on such date unless either party provides written notice to the other party at least sixty (60) days prior to the renewal date.
     2. Duties and Obligations. Mr. Hopkins agrees to remain employed as Senior Vice President, Finance & Treasurer of SunCom and to continue performing the duties he has previously performed in this capacity in a manner satisfactory to SunCom. Mr. Hopkins agrees to perform those additional duties which may be reasonably assigned to him from time-to-time during his continued employment.
     3. Compensation and Benefits.
          (a) Base Salary. During the term of his employment, SunCom shall continue to pay Mr. Hopkins an annual salary of $190,307.52, subject to applicable withholdings.

SunCom shall pay Mr. Hopkins his salary in equal bi-weekly installments or in such other installments as SunCom pays other similarly situated officers.
          (b) Benefits.
               (i) Benefits Plans. During the term of his employment, Mr. Hopkins shall continue to be eligible to participate in any benefit plan sponsored or maintained by SunCom for the benefit of its group of senior officers, including, without limitation, any group life, Flexible Spending Account, medical, disability insurance or similar plan or program of SunCom, whether now existing or established hereafter, to the extent that Mr. Hopkins is eligible to participate in any such plan under the generally applicable provisions thereof.
               (ii) Business Expenses. During the term of his employment, SunCom shall pay or reimburse Mr. Hopkins for all reasonable expenses incurred or paid by Mr. Hopkins during his employment in the performance of Mr. Hopkins’ duties hereunder; provided Mr. Hopkins shall account for and substantiate all such expenses in accordance with SunCom’s policies for reimbursement of the expenses of its officers.
     (c) Bonus. During the term of his employment, Mr. Hopkins shall be eligible for the following bonuses.
               (i) SunCom will pay Mr. Hopkins a bonus on the next regularly scheduled payday after March 31, 2006 in the amount of $300,000.00, subject to applicable withholdings, guaranteed in lieu of the 2005 Management Business Objective (MBO) bonus payable in March 2006.
               (ii) SunCom will pay Mr. Hopkins an additional bonus on the next regularly scheduled payday after June 30, 2006, in the amount of $250,000, subject to applicable withholdings, guaranteed in lieu of the Executive Bonus (i.e., 30-30-40) to be paid in August 2006.
     (d) Stock. During the term of his employment, Mr. Hopkins shall be eligible for the following
               (i) SunCom will accelerate the lapsing of restrictions on 60,000 shares of stock on March 31, 2006, the restrictions on such shares are currently scheduled to lapse after March 2006.
               (ii) SunCom will accelerate the lapsing of restrictions on 30,000 shares of stock on June 30, 2006, the restrictions on such shares are currently scheduled to lapse after June 2006.
               (iii) Acceleration of vesting will be provided in lieu of any additional stock grants in 2006 and all other shares of stock granted to Mr. Hopkins and not accelerated pursuant to Sections 3(d)(i) or 3(d)(ii) and for which restrictions have not lapsed shall be forefeit and returned to SunCom.
          (e) Other Compensation & Benefits. Other than the compensation and benefits set forth in this Section 3, Mr. Hopkins shall have no right to any additional compensation or benefits from SunCom during the Term of his employment.

     4. Severance. Should Mr. Hopkins or SunCom decide to terminate his employment at any time after March 31, 2005 for any reason other than “for cause” as defined in Section 5 of this Agreement, SunCom will pay Mr. Hopkins up to six (6) months of base salary continuation (the “Severance Payment”) payable over up to a six (6) month period following the end of the employment if alternative employment is not secured and if a Separation Agreement and General Release substantially in the form attached hereto as Exhibit “B” is executed (the “Severance Agreement”) The Severance Payment shall not include health and welfare or other benefits or payments. In order to receive the Severance Payment as set forth in this Paragraph, each party agrees to give the other sixty (60) days prior written notice during the Term of this Agreement. In the event that such benefits constitute “deferred compensation” payable to a “key employee” of a publicly-traded corporation pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, such benefits shall not be payable until six months following Mr. Hopkins’ separation from service.
     5. Termination of Agreement. During the Term of this Agreement, SunCom shall have the right to terminate this Agreement for cause without notice at any time in its sole discretion. For the purposes of this Agreement, “for cause” shall be defined as: (1) Mr. Hopkins’ material breach of this Agreement or material failure to perform his duties for SunCom; (2) Mr. Hopkins’ negligence in the performance or intentional nonperformance of the duties and responsibilities hereunder; (3) Mr. Hopkins’ dishonesty, theft, or fraud with respect to the performance of his duties; (4) Mr. Hopkins’ conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; or (5) Mr. Hopkins’ violation of (or causing SunCom Companies to violate) any rules or regulations of any governmental or regulatory body, which is materially injurious to SunCom Companies.
     6. Restrictive Covenants.
          (a) Non-Competition. During Mr. Hopkins’ employment with SunCom and for a period of one (1) year following the termination of Mr. Hopkins’ employment with SunCom at any time and for any reason, Mr. Hopkins shall not, on Mr. Hopkins’ own behalf or on behalf of others, directly or indirectly (whether as an employee, consultant, investor, partner, sole proprietor or otherwise), be employed by, perform any services for, or hold any ownership interest in any business engaged in the business of selling personal communications services or personal communications handsets and accessories in SunCom’s service territory in which SunCom is doing business, or in which SunCom has established plans to do business as of the date of the termination of Mr. Hopkins’ employment with SunCom. The above notwithstanding, the ownership, for investment purposes, of up to one percent (1%) of the total outstanding equity securities of a publicly traded company, shall not be considered a violation of this.
          (b) Non-Disparagement. Mr. Hopkins further agrees that both during Mr. Hopkins’ employment with SunCom and thereafter Mr. Hopkins will not make any disparaging or defamatory comments about SunCom or the Company, or any of their officers, directors, management, or employees, nor will you authorize encourage or participate with anyone on your behalf to make such statements.

          (c) Confidentiality. Mr. Hopkins further agrees that both during Mr. Hopkins’ employment with SunCom and thereafter Mr. Hopkins will not disclose to any third party or use in any way (except in performing Mr. Hopkins’ duties while employed by SunCom in furtherance of the best interests of SunCom) any confidential information, business secrets, or business opportunity of SunCom, including without limitation, drawings, designs, blueprints, plans, marketing, advertising and promotional ideas and strategies, marketing surveys and analyses, technology, budgets, business plans, customer or supplier lists, research or financial, purchasing, planning, employment or personnel data or information. Immediately upon termination of Mr. Hopkins’ employment or at any other time upon SunCom’s request, Mr. Hopkins will return to SunCom all memoranda, notes and data, and computer software and hardware, records or other documents compiled by Mr. Hopkins or made available to Mr. Hopkins during Mr. Hopkins’ employment with SunCom concerning the business of SunCom, all other confidential information and all personal property of SunCom, including without limitation, all drawings, designs, blueprints, plans, files, records, documents, lists, equipment, supplies, promotional materials, keys, phone or credit cards and similar items and all copies thereof or extracts therefrom.
          (d) Intangible Property. Mr. Hopkins will not at any time during or after Mr. Hopkins’ employment with SunCom have or claim any right, title or interest in any trade name, trademark, patent, copyright, work for hire or other similar rights belonging to or used by SunCom and shall not have or claim any right, title or interest in any material or matter of any sort prepared for or used in connection with the business or promotion of SunCom, whatever Mr. Hopkins’ involvement with such matters may have been, and whether procured, produced, prepared, or published in whole or in part by Mr. Hopkins, it being the intention of the parties that Mr. Hopkins shall and hereby does, recognize that SunCom now has and shall hereafter have and retain the sole and exclusive rights in any and all such trade names, trademarks, patents, copyrights (all Mr. Hopkins’ work in this regard being a work for hire for SunCom under the copyright laws of the United States), material and matter as described above. If any work created by Mr. Hopkins is not a work for hire under the copyright laws of the United States, then Mr. Hopkins hereby assigns to SunCom all rights, title and interests in each such work (including, but not limited to, copyright rights). Mr. Hopkins shall cooperate fully with SunCom during Mr. Hopkins’ employment and thereafter in the securing of trade name, trademark, patent or copyright protection or other similar rights in the United States and in foreign countries and shall give evidence and testimony and execute and deliver to SunCom all papers requested by it in connection therewith. Mr. Hopkins hereby irrevocably appoints SunCom as Mr. Hopkins’ attorney-in-fact (with a power coupled with an interest) to execute any and all documents which may be necessary or appropriate in the securing of such rights, including but not limited to, any copyright in Mr. Hopkins’ work.
          (e) No Solicitation of Employees. Mr. Hopkins agrees that, both during Mr. Hopkins’ employment with SunCom and for a period of one (1) year following the termination of Mr. Hopkins’ employment with SunCom at any time and for any reason, Mr. Hopkins will not, directly or indirectly, on Mr. Hopkins’ own behalf or on behalf of any other person or entity, hire or solicit to hire for employment or consulting or other provision of services, any person who is actively employed (or in the preceding six months was actively employed) by SunCom. This includes, but is not limited to, inducing or attempting to induce, or influencing or attempting to influence, any person employed by SunCom to terminate his or her employment with SunCom.
          (f) No Solicitation of Customers. Mr. Hopkins agrees that, both during Mr. Hopkins’ employment and for a period of one (1) year following the termination of Mr. Hopkins’ employment with SunCom at any time and for any reason, Mr. Hopkins will not directly or indirectly, on Mr. Hopkins’ own behalf or on behalf of any other person or entity, solicit the business of any entity with which SunCom has an agreement, at the time of Mr. Hopkins’ termination, to provide services to such entity (a “Customer”); provided that the restrictions of this Paragraph 6(e) shall only apply to Customers with which Mr. Hopkins had personal contact, or for whom Mr. Hopkins had some responsibility in the performance of Mr. Hopkins’ duties for SunCom, during Mr. Hopkins’ employment with SunCom.
     7. Enforcement. Mr. Hopkins acknowledges and agrees that the restrictions contained in Section 6 are necessary to prevent the use and disclosure of confidential information and to protect other legitimate business interests of SunCom. Mr. Hopkins acknowledges that all of the restrictions in this Section 6 are reasonable in all respects, including duration, territory and scope of activity. Mr. Hopkins acknowledges and agrees that SunCom competes with businesses nationwide and that a nationwide restriction is therefore reasonable and necessary to protect SunCom’s legitimate business interests. Mr. Hopkins agrees that the restrictions contained in this Section 6 shall be construed as separate agreements independent of any other provision of this Agreement or any other agreement between Mr. Hopkins and SunCom. Mr. Hopkins agrees that the existence of any claim or cause of action by Mr. Hopkins against SunCom shall not constitute a defense to the enforcement by SunCom of the covenants and restrictions in this Section 6. Mr. Hopkins agrees that the injury SunCom will suffer in the event of the breach or threatened breach by Mr. Hopkins of any clause of this Section 6 will cause SunCom irreparable injury that cannot be adequately compensated by monetary damages alone. Therefore, Mr. Hopkins agrees that SunCom, without limiting any other legal or equitable remedies available to it, shall be entitled to obtain equitable relief by injunction or otherwise, without the posting of any bond, from any court of competent jurisdiction, including, without limitation, injunctive relief to prevent Mr. Hopkins’ failure to comply with the terms and conditions of this Section 6. The one-year period referenced in Section 6(a), (d) and (e) above shall be tolled on a day-for-day basis for each day during which Mr. Hopkins violates the provisions of Section 6(a), (d) and (e) in any respect, so that Mr. Hopkins is restricted from engaging in the activities prohibited by Section 6(a), (d) and (e) for the full one-year period.
     8. Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally against receipt, by courier service or by registered mail, return receipt requested, and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company, to:
SunCom Wireless Management Company, Inc.
1100 Cassatt Road
Berwyn, PA 19312
Phone: (610) 651-5900
FAX: (610) 993-2683
Attention: Michael E. Kalogris, Chairman & CEO
If to Executive, to:
Mr. Daniel Hopkins
805 Caldwell Road
Wayne, PA 19087
Phone: (610) 688-2231
     9. Applicable Law. This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of laws and without regard to any rule of construction or interpretation as to which party drafted this Agreement.
     10. Consent to Jurisdiction. Each of the parties hereby consents to the exclusive jurisdiction of any Pennsylvania state or federal court with respect to any suit, action or proceeding relating to this Agreement or any of the transactions contemplated hereby.
     11. Severability. If any clause, phrase or provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable under any applicable law, this shall not affect or render invalid or unenforceable the remainder of this Agreement.
     12. Successors and Assigns. This Agreement shall be binding on Mr. Hopkins and Mr. Hopkins’ heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of the SunCom Companies and their representatives, predecessors, successors and assigns.
     13. Entire Agreement. This Agreement sets forth the entire understanding of the SunCom Companies and Mr. Hopkins with regard to his employment and the Retention Bonus and Benefits offered to Mr. Hopkins and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof. This Agreement may not be modified or amended except by a written agreement signed by the parties hereto. A waiver of any provision of this Agreement must be in writing and signed by the party making the waiver. Any waiver by any of the SunCom Companies of a breach of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any other breach of such provision of the Agreement. The failure of any of the SunCom Companies to insist on strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive the SunCom Company of the right thereafter to insist on strict adherence to that term or any other term of this Agreement.
     14. Voluntary Agreement. Mr. Hopkins acknowledges that he has carefully read the foregoing Agreement, that the terms are fully understood, and that he voluntarily accepts these terms and signs the same as his own free act.
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[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]
     THE UNDERSIGNED, intending to be legally bound, have executed this Agreement as of the dates indicated below.

Executive:

/s/ Daniel E. Hopkins	Date of Signature	1/20/06
Daniel E. Hopkins
Senior Vice President, Finance & Treasurer

Employer:
SunCom Wireless Management Company, Inc.

By:	/s/ Michael E. Kalogris	Date of Signature	1/27/06
Michael E. Kalogris
Chairman & Chief Executive Officer

Exhibit “A”
SunCom Wireless Affiliates
Triton PCS Holdings, Inc.
SunCom Wireless Investment Co., L.L.C.
SunCom Wireless Affiliate Company, L.L.C.
SunCom Wireless, Inc.
Triton PCS Holdings Company, L.L.C.
SunCom Wireless International, L.L.C.
SunCom Wireless Puerto Rico Property Co., L.L.C.
SunCom Wireless Puerto Rico License Co., L.L.C.
SunCom Wireless Puerto Rico Operating Co., L.L.C.
Triton PCS Finance Company, Inc.
Triton PCS Property Company, L.L.C.
SunCom Wireless Management Company, Inc.
Triton PCS Equipment Company, L.L.C.
Triton Network Newco, L.L.C.
AWS Network Newco, L.L.C.
Triton PCS Investment Company, L.L.C.
SunCom Wireless Operating Company, L.L.C.
Affiliate License Co., L.L.C.
Triton PCS License Company, L.L.C.
Triton License Newco, L.L.C.

Exhibit “B”
SEPARATION AGREEMENT AND RELEASE
     This Separation Agreement and Release (this “Separation Agreement”) is entered into by Daniel Hopkins (“Mr. Hopkins”) and SunCom Wireless Management Company, Inc. (“SunCom”) on behalf of itself and each of its respective affiliates as set forth in Exhibit “A” (collectively, the “SunCom Affiliates”). As used herein, “SunCom Companies” shall mean SunCom and the SunCom Affiliates collectively.
RECITALS
     WHEREAS, Mr. Hopkins’ employment with SunCom is terminated effective ___(“Separation Date”);
     WHEREAS, the parties hereto have agreed to the terms of such separation from employment in accordance with the provisions of this Separation Agreement; and
     NOW THEREFORE, in exchange for mutual consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
     1. Severance. In exchange for the promises made by Mr. Hopkins in this Separation Agreement and his performance of those promises, SunCom will pay Mr. Hopkins up to six (6) months of salary continuation, subject to applicable withholding (“Severance”), as long as Mr. Hopkins has not secured alternative employment. Such payments will be paid on SunCom’s regularly scheduled pay days, the first of which to be paid on the eighth day following Mr. Hopkins’ execution of this Separation Agreement.
     2. Consideration. Mr. Hopkins hereby executes this Separation Agreement in exchange for the Severance set forth in Paragraph 1. Mr. Hopkins acknowledges that the Severance exceeds any compensation he would otherwise be paid on termination of employment and that the Severance constitutes complete and adequate consideration for his agreement to enter into this Separation Agreement. Mr. Hopkins further acknowledges and agrees that the Severance constitutes the total amount that will be paid to him and that he shall receive no further compensation or benefits from any of the SunCom Companies (including without limitation any further salary, bonuses, severance, or restricted stock awards), except for the reimbursement of any business expenses incurred by him prior to the Separation Date in accordance with SunCom’s policies for the reimbursement of business expenses and the right to continue group health plan coverage as is provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).
     3. Release. In exchange for the commitments of the SunCom Companies provided for herein, Mr. Hopkins, on his own behalf, and on behalf of all his agents, successors, heirs, legal representatives, all persons, corporations and other entities that might claim by, through or under him or any of them, hereby voluntarily releases and discharges each and every SunCom Company and their respective predecessors, successors and assigns, and the current, former and future directors, officers, partners, members, stockholders, employees, attorneys and agents of each of them, and the like, and all persons or entities acting by, through, under or in concert with any of them, and any benefit plan maintained by any SunCom Company (or any plan administrator of any such plan) (collectively, the “Releasees”), of and from any and all debts, obligations, claims, demands, judgments or causes of action of any kind whatsoever, known or unknown, in tort, contract, by statute or on any other basis, for equitable relief, compensatory, punitive or other damages, expenses (including attorneys’ fees), reimbursements, costs or other relief of any kind, arising on or before the date Mr. Hopkins signs this Separation Agreement including but not limited to, any and all claims, demands, rights and/or causes of action (the “Released Claims”). Mr. Hopkins acknowledges that the Released Claims shall include, without limitation, those which might arise out of allegations relating to a claimed breach of an alleged oral or written employment contract, or which might arise out of any other alleged restriction on any SunCom Company’s right to terminate Mr. Hopkins’ employment or duty to provide advance notice of termination, or relating to purported employment discrimination, retaliation or civil rights violations, such as, but not limited to, those arising under Title VII of the Civil Rights Act of 1964 (42 U.S.C. Section 2000e et seq.), the Civil Rights Acts of 1866 and 1871 (42 U.S.C. Sections 1981 and 1983), the Equal Pay Act of 1963 (29 U.S.C. Section 206(d)(1)), the Rehabilitation Act of 1973 (29 U.S.C. Sections 701-794), the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act (29 U.S.C. § 2101 et seq.) or any other applicable federal, state or local statute or ordinance, which Mr. Hopkins might have or claim to have on or before the date Mr. Hopkins signs this Separation Agreement, against any of the Releasees by reason of Mr. Hopkins’ employment by any SunCom Company, or the termination of said employment and all circumstances related thereto.
     4. ADEA and OWBPA Release. Mr. Hopkins further agrees and understands that this Separation Agreement includes, but is not limited to, all claims under the Federal Age Discrimination and Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”), the Older Worker Benefit Protection Act of 1967 (“OWBPA”) and any other state or local laws concerning age discrimination, which may have arisen prior to the date of this Separation Agreement. Mr. Hopkins acknowledges that he has been advised by SunCom that he has up to twenty-one (21) days to consider this Separation Agreement and that he may revoke his acceptance of the same within seven (7) days of signing. Notification of revocation of this Separation Agreement must be accomplished by delivery of written notice of revocation to: Laura Porter, Senior Vice President of Human Resources, 1100 Cassatt Road, Berwyn, Pennsylvania 19312, before midnight on the seventh day after the execution date of this Separation Agreement. No attempted revocation after the expiration of such seven (7)-day period shall have any effect on the terms of this Separation Agreement. Further, Mr. Hopkins acknowledges that he is advised to consult with legal counsel of his own choice and at his own expense to seek clarification of any of the Separation Agreement’s terms prior to signing this Separation Agreement. The release of claims contained in this Paragraph will not become effective until the eighth day following Mr. Hopkins’ execution of and non-revocation of this Separation Agreement (the “Effective Date”).
     5. Litigation Cooperation. Mr. Hopkins agrees to provide any of the SunCom Companies with truthful and complete cooperation in litigation matters arising out of or related to Mr. Hopkins’ activities or duties while employed by any of the SunCom Companies, whether or not such matters have commenced as of the termination of Mr. Hopkins’ employment.

SunCom shall reimburse Mr. Hopkins for all reasonable out-of-pocket expenses associated with such Mr. Hopkins cooperation in litigation.
     6. Confidentiality of Terms of this Separation Agreement. The parties acknowledge that Mr. Hopkins’ preservation of the confidentiality of this Separation Agreement, as described in this Paragraph, constitutes a material obligation of Mr. Hopkins. A breach or threatened breach of that obligation, like a breach or threatened breach by Mr. Hopkins of any other term of this Separation Agreement, shall be treated as a material breach which shall give rise to any SunCom Company’s right to pursue its remedies under this Separation Agreement, including, without limitation, termination and/or repayment of the Severance. Mr. Hopkins agrees not to disclose or discuss, other than with Mr. Hopkins’ spouse, legal counsel and financial or tax advisers, or as otherwise may be required by law, any details of this Separation Agreement, including without limitation, the amount of Severance. Mr. Hopkins will make a good faith effort to ensure that his/her spouse and any such legal counsel, or financial or tax adviser will not disclose or discuss any details of this Separation Agreement with any other person.
     7. Acknowledgement of Restrictive Covenants. Mr. Hopkins acknowledges that he remains bound by the Restricted Covenants contained in his Employment Agreement dated ___, including but non limited to, covenants regarding non-competition, non-solicitation, and confidential information.
     8. Return of Property; Intellectual Property Rights. Mr. Hopkins agrees that, on or before the Separation Date, Mr. Hopkins shall return to the appropriate SunCom Company all property owned by each such company and all property containing information relating to any such company or in which any such company has an interest, including, for example, files, documents, data and records (whether on paper or in tapes, disks or other machine-readable form or otherwise and whether or not prepared by Mr. Hopkins in whole or in part), office equipment, telephone calling cards, credit cards and Mr. Hopkins identification cards made available to or prepared or compiled by Mr. Hopkins (in whole or in part) during Mr. Hopkins’ employment with any SunCom Company. Mr. Hopkins acknowledges that SunCom or an applicable SunCom Company is the rightful owner of any programs, ideas, inventions, discoveries, copyright material or trademarks which Mr. Hopkins may have originated or developed, or assisted in originating or developing, during Mr. Hopkins’ period of employment with any SunCom Company or, where any such origination or development involved the use of company time or resources, or the exercise of Mr. Hopkins’ responsibilities for or on behalf of any such SunCom Company.
     10. Remedies. Mr. Hopkins acknowledges that irreparable injury will result to SunCom and the other SunCom Affiliate, and to their respective businesses, in the event of any breach or threatened breach by Mr. Hopkins of any of Mr. Hopkins’ representations, covenants or commitments under this Separation Agreement. In the event of a breach or threatened breach by Mr. Hopkins of any of the representations, covenants or commitments under this Separation Agreement, SunCom and any affected SunCom Affiliate shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such covenants by Mr. Hopkins or by any person acting for or with Mr. Hopkins in any capacity whatsoever. In the event of a breach or threatened breach of any of Mr. Hopkins’ representations, covenants or commitments under this Separation Agreement, in addition to any SunCom

Company’s rights to pursue injunctive relief as described above and to pursue other remedies and to seek damages, Mr. Hopkins shall forfeit the Severance, and shall have an obligation to immediately repay any Severance previously received. As a further material inducement to the SunCom Companies to enter into this Separation Agreement, Mr. Hopkins agrees, to the extent permitted by law, to indemnify and hold each and all of the Releasees harmless from and against any and all loss, costs, damages or expenses, (including without limitation, attorneys’ fees and litigation expenses) in the event it becomes necessary for any of the Releasees to defend any claim or claims brought by Mr. Hopkins which have been released by this Separation Agreement.
     12. Applicable Law. This Separation Agreement shall be interpreted and enforced in accordance with the laws of the State of Pennsylvania without regard to principles of conflicts of laws and without regard to any rule of construction or interpretation as to which party drafted this Separation Agreement.
     13. Consent to Jurisdiction. Each of the parties hereby consents to the exclusive jurisdiction of any Pennsylvania state or federal court with respect to any suit, action or proceeding relating to this Separation Agreement or any of the transactions contemplated hereby.
     14. Severability. If any clause, phrase or provision of this Separation Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable under any applicable law, this shall not affect or render invalid or unenforceable the remainder of this Separation Agreement.
     15. Successors and Assigns. This Separation Agreement shall be binding on Mr. Hopkins and Mr. Hopkins’ heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of the SunCom Companies and their representatives, predecessors, successors and assigns.
     16. Entire Separation Agreement. This Separation Agreement sets forth the entire understanding of the SunCom Companies and Mr. Hopkins and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof except for: (i) any Restrictive Stock Award entered into by Mr. Hopkins; or (ii) any Non-Compete, Non-Solicitation and Confidentiality Separation Agreement or other agreement containing any similar sort of restrictive employment covenant (the “Restrictive Covenants”), entered into by Mr. Hopkins in connection with a restricted stock award by a SunCom Company or otherwise, to the extent that the Restrictive Covenant(s) provide any greater protection for any SunCom Company than are provided for in this Separation and Release Separation Agreement. This Separation Agreement may not be modified or amended except by a written Separation Agreement signed by the parties hereto. A waiver of any provision of this Separation Agreement must be in writing and signed by the party making the waiver. Any waiver by any of the SunCom Companies of a breach of any provision of this Separation Agreement shall not operate as, or be construed to be, a waiver of any other breach of such provision of the Separation Agreement. The failure of any of the SunCom Companies to insist on strict adherence to any term of this Separation Agreement on one or more occasions shall not be considered a waiver or deprive the SunCom Company of the right thereafter to insist on strict adherence to that term or any other term of this Separation Agreement.

STATEMENT BY MR. HOPKINS WHO IS SIGNING BELOW:
I HAVE BEEN GIVEN A REASONABLE PERIOD TO CONSIDER THIS SEPARATION AGREEMENT BEFORE SIGNING. I HAVE CAREFULLY READ AND FULLY UNDERSTAND THE PROVISIONS OF THIS SEPARATION AGREEMENT AND HAVE HAD SUFFICIENT TIME AND OPPORTUNITY TO CONSULT WITH MY PERSONAL TAX, FINANCIAL AND LEGAL ADVISORS PRIOR TO SIGNING THIS DOCUMENT, AND I INTEND TO BE LEGALLY BOUND BY ITS TERMS. I AM ENTERING INTO THIS SEPARATION AGREEMENT ON A KNOWING AND VOLUNTARY BASIS.
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[SIGNATURE PAGE TO SEPARATION AGREEMENT AND RELEASE]
     THE UNDERSIGNED, intending to be legally bound, have executed this Separation Agreement as of the dates indicated below.

Employee:
Date of Signature

DANIEL E. HOPKINS

Employer:
SunCom Wireless Management Company, Inc.

By	Date of Signature

By Laura Porter, Senior Vice President of Human Resources

Exhibit “A”
SunCom Wireless Affiliates
Triton PCS Holdings, Inc.
SunCom Wireless Investment Co., L.L.C.
SunCom Wireless Affiliate Company, L.L.C.
SunCom Wireless, Inc.
Triton PCS Holdings Company, L.L.C.
SunCom Wireless International, L.L.C.
SunCom Wireless Puerto Rico Property Co., L.L.C.
SunCom Wireless Puerto Rico License Co., L.L.C.
SunCom Wireless Puerto Rico Operating Co., L.L.C.
Triton PCS Finance Company, Inc.
Triton PCS Property Company, L.L.C.
SunCom Wireless Management Company, Inc.
Triton PCS Equipment Company, L.L.C.
Triton Network Newco, L.L.C.
AWS Network Newco, L.L.C.
Triton PCS Investment Company, L.L.C.
SunCom Wireless Operating Company, L.L.C.
Affiliate License Co., L.L.C.
Triton PCS License Company, L.L.C.
Triton License Newco, L.L.C.